Exhibit 10.3

AMENDMENT TO
RESTRICTED STOCK AWARD AGREEMENT

Amendment dated May 31, 2017 (the “Amendment”) between PAR Technology Corporation (the “Company”) and Donald H. Foley (“Participant”) to the Restricted Stock Award Agreement (the “Agreement”) dated May 17, 2017 between the Company and the Participant. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Agreement.

RECITALS:

WHEREAS, the Company and the Participant are entering into this Amendment solely to correct an administrative error in the number of Shares granted and the vesting of the Shares under the Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Award of Restricted Stock.

Section 1(a) and Section 1(b) of the Agreement are hereby deleted and amended and restated in their entireties as follows:

(a)          Award.  Upon the terms and conditions set forth in this Agreement, effective as of the Grant Date, the Company hereby grants to Participant: a total of 10,243 shares of Restricted Stock (the “Shares”) under the Plan (the “Award”), which Shares shall be subject to the Restrictions set forth and defined in Section 2(a) and Section 2(c) and time vesting in accordance with Section 1(b). The “Grant Date” shall be the Effective Date.

(b)         Vesting Schedule. The Shares shall vest in increments, in accordance with the following schedule: (i) 1,940 Shares shall vest on May 31, 2017; (ii) 1,186 Shares shall vest on each of June 30, July 31, August 31, September 30, October 31, and November 30, 2017; and (iii) 1,187 Shares shall vest on December 31, 2017, each of the foregoing dates being referred to herein as, a “Vesting Date”. There shall be no proportionate or partial vesting in the periods prior to the applicable Vesting Date and all vesting shall occur only on the appropriate Vesting Date provided Participant is then providing services to the Company or, if Participant is no longer providing services to the Company, Participant’s employment was terminated without cause by the Company.

2.             Miscellaneous

(a)          Except as amended hereby all other terms and provisions of the Agreement remain unchanged and in full force and effect.

(b)         Signatures.  This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

Signature Page to

AMENDMENT TO
RESTRICTED STOCK AWARD AGREEMENT

PAR Technology Corporation

By:	/s/ Paul Eurek
Paul Eurek, Chairman of the Compensation Committee

/s/ Donald H. Foley
Donald H. Foley